EXHIBIT 21.01

                 SUBSIDIARIES OF MSC INDUSTRIAL DIRECT CO., INC.

CORPORATION                                             STATE OF INCORPORATION
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Sid Tool Co., Inc.                                              New York
     Primeline International, Inc.                              New York
     Kaja Productions, Inc.                                     New York
     Cut-Rite Tool Corp.                                        Florida
     D.T.C. Tool Corp.                                          Florida
     Brooks Precision Supply, Inc.                              Massachusetts
     MSC Services Corp.                                         New York
     Anderson Industrial Supply, Inc.                           Florida
     Dolin Supply, Inc.                                         New York
     Discount Tool and Supply Company                           New York
     Drake-Atwood Tool & Supply Company, Inc.                   Tennessee
     J&S Tool Company, Inc.                                     Tennessee
     Holloway Bros. Tools, Inc.                                 Delaware
     RMG Corporation                                            Wisconsin
     Industrial Specialty Company Incorporated                  Mississippi
     Industrial Specialty Company, Inc. of Tupelo               Mississippi
     Corbin Corporation                                         Ohio
     MSC Direct Line, Inc.                                      New York
Swiss Precision Instruments, Inc.                               California
Enco Manufacturing Co., Inc.                                    New York